Exhibit 21.1

SUBSIDIARIES OF LAWSON SOFTWARE, INC
As of May 31, 2009

Subsidiary Corporation	Jurisdiction
Lawson Software Americas, Inc.	Delaware
Lawson Software USA, Inc., subsidiary of Lawson Software, Inc.	Delaware
Lawson Technologies, Inc., subsidiary of Lawson Software, Inc.	Delaware
Account4, Inc., subsidiary of Lawson Software, Inc.	Delaware
Apexion Technologies, Inc	Delaware
Closedloop Solutions, Inc.	Delaware
Computer Assessment Systems LLC	Delaware
Lawson PLM, LLC	Delaware
Lawson Software, Inc.	Delaware
Lawson WFM, LLC	Delaware
Lawson Software Africa (Proprietary) Ltd.	Africa
Voto Pty Ltd	Australia
Lawson Software Australia Pty. Ltd.	Australia
Lawson Software Services Pty. Ltd.	Australia
Lawson Software Austria EDV—Beratungs Gesm.b.h.	Austria
Intentia Consulting do Brzail Ltda.	Brazil
Lawson Software Shanghai Software Technology Co. Ltd.	China
Intentia CZ a.s.	Czech Republic
Lawson Software Danmark A/S	Denmark
Lawson Software Research and Development A/S	Denmark
Lawson Software Ltd.	England
Lawson Software Finland Oy	Finland
Keyola Corporation	Florida
Lawson Software France SARL	France
Lawson Software Consulting France SAS	France
Lawson Software Deutschland GmbH	Germany
Lawson Software GmbH—former Lawson	Germany
Lawson Software Ireland Ltd.	Ireland
Lawson Software Consulting Italy SRL	Italy
Lawson Software Japan K K	Japan
Lawson Americas Mexico, S. DE R.L. DE C.V.	Mexico
Lawson Software Mexico, S. dr R.L. de C.V.	Mexico
Lawson Software Benelux B.V.	Netherlands
Lawson Software Netherlands B.V	Netherlands
Lawson Software New Zealand Ltd.	New Zealand
Lawson Software Norge AS	Norway
Lawson Philippines Support Center	Philippines
Lawson Software Polska Sp.z o.o.	Poland
Intentia Consulting Portugal Informática SA	Portugal
Lawson Software Asia Pacific Pte Ltd.	Singapore
Lawson Software Consulting S.A.U.	Spain
Lawson International AB	Sweden
Lawson Software Research and Development AB (not active)	Sweden
Källvex AB	Sweden
Lawson International AB—Branch Switzerland	Sweden
Lawson Software Sweden AB	Sweden
Lawson Software (Switzerland) Vaud Sarl	Switzerland
Lawson Software Finance SA	Switzerland
Lawson Software Switzerland A.G.	Switzerland
Lawson Software Limited	United Kingdom
MINORITY OWNED SUBSIDIARIES
Lawson Software Thailand Co. Ltd.	Thailand
Scase AS	Norway